Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of SPI Energy Co., Ltd. on Form S-8 [FILE NOS. 333-147246 and 333-203917] and Form F-3 [FILE NO. 333-253233], and Form S-8 [FILE NO. 333-250024] of our report dated April 1, 2022, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of SPI Energy Co., Ltd. as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019 and our report dated April 1, 2022 with respect to our audit of internal control over financial reporting of SPI Energy Co., Ltd. as of December 31, 2021, which reports are included in this Annual Report on Form 10-K of SPI Energy Co., Ltd. for the year ended December 31, 2021.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp

New York, New York

April 1, 2022